UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

MAN-AHL DIVERSIFIED I L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53043	06-1496634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Man Investments (USA) Corp.
452 Fifth Avenue, 27th Floor
New York, New York 10018
(Address of principal executive offices)
(Zip Code)

212-649-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As an investment limited partnership, Man-AHL Diversified I L.P. (the “Fund”) has no officers or directors.  Rather, the Fund's affairs are managed by Man Investments (USA) Corp., the general partner of the Fund (“General Partner”).

(b) As of December 15, 2021, Mr. Colin Bettison, acting as the principal financial officer of the General Partner for purposes of the management of the Fund, resigned from the General Partner.

(c) As of December 15, 2021, Mr. Christopher Guarnotta was appointed principal financial officer of the General Partner for purposes of the management of the Fund.

Christopher (‘Chris’) Guarnotta, born July 1982, is currently Head of Middle Office Accounting at Man Numeric, an affiliate of the General Partner, responsible for overseeing the shadow accounting, net asset value, and reconciliations of the operations team. Chris joined Man Numeric in 2014.  Before that, he was at Batterymarch Financial Management, Inc.  Chris holds a Bachelor of Science degree from Providence College

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAN-AHL DIVERSIFIED I L.P.

By:	Man Investments (USA) Corp., its general partner

By:	/s/ Solomon Kuckelman
Name: Solomon Kuckelman
Position: Director

Date:  December 17, 2021

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